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Deloitte Touche Tohmatsu                                           Exhibit 23.19
Av. Presidente Wilson 231-22(degree)
20030-021 - Rio de Janeiro - RJ                                       Deloitte
Brasil                                                                Touche
                                                                      Tohmatsu
Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-4 filed by Companhia Vale do Rio Doce of our report dated January 19, 2001, relating to the financial statements of Nova Era Silicon S.A. for the year ended December 31, 2000 which appears in such Registration Statement.



/s/DELOITTE TOUCHE TOHMATSU


Deloitte Touche Tohmatsu
Independent Auditors


Belo Horizonte, Brazil, March 21, 2002